Exhibit 23.4

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East

Dallas, Texas 75244

June 29, 2023

Baytex Energy Corp.

2800, 520 — 3rd Avenue S.W.
Calgary, Alberta
T2P 0R3

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent reserves engineers, to the inclusion of information taken from our report entitled “Report as of December 31, 2022 on Reserves and Revenue of Certain Properties with interests attributable to Ranger Oil Corporation” in the “Notes to Consolidated Financial Statements” portion of audited financial statements of Ranger Oil Corporation for the year ended December 31, 2022 included in the Business Acquisition Report dated as of June 27, 2023, filed as Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K of Baytex Energy Corp, filed on June 27, 2023, in the form of and context in which it appears in the Registration Statement on Form F-3 (including any amendments thereto, the “Registration Statement”), of Baytex Energy Corp. and the related prospectus that is a part thereof. We further consent to the reference to our firm under the heading “EXPERTS” in the Registration Statement and related prospectus.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716